Exhibit 4.12

AMENDMENT TO WARRANT

This Amendment, dated as of July 31, 2020 (this “Amendment”), made and entered into by and between CO-DIAGNOSTICS, INC., a Utah corporation (the “Company”), and COLTRIN & ASSOCIATES, INC. (the “Holder”), amends the Warrant dated October 31, 2019 (the “Warrant”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Warrant.

WHEREAS, the Company and the Holder have determined that it is necessary, desirable and in the best interest of the Company and the Holder to amend the Warrant as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the Company and the Holder hereby agree as follows:

1. The following Section 4.4 is inserted as a new section of the Warrant:

“Cashless Exercise. In addition to the manner of exercise provided in Section 4.1, this Warrant may be exercised by either cash or cashless exercise. This Warrant may be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) * (X)] by (A), where:

(A) = the last reported sale price for the shares of Common Stock on the day immediately prior to the date the Exercise Notice is delivered, as quoted on, and reported by, The NASDAQ Stock Market or such other principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then traded;

(B) = the Warrant Price; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.”

2. The Exercise Notice attached hereto as Exhibit A shall replace the Exercise Notice included in the Warrant.

3. This Amendment is effective as of the date hereof, and all references to the Warrant from and after such time will be deemed to be references to the Warrant as amended hereby.

4. Other than provided in Section 1 and Section 2 of this Amendment, the Warrant is not otherwise supplemented or amended by virtue of this Amendment but remains in full force and effect.

5. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Utah without regard to the choice of law principles thereof.

6. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

7. If any term, provision, covenant or restriction of this Amendment or applicable to this Amendment is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the Holder and the Company have caused this Amendment to the Warrant to be duly executed as of the date first above written.

CO-DIAGNOSTICS, INC.

By:	/s/ Reed L. Benson
Name:	Reed L. Benson
Title:	Chief Financial Officer

COLTRIN & ASSOCIATES, INC.

By:	/s/ Stephen H. Coltrin
Name:	Stephen H. Coltrin
Title:	CEO

EXHIBIT A

EXERCISE NOTICE CO-DIAGNOSTICS, INC.

( l ) The undersigned hereby elects to purchase Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full.

(2) Payment shall take the form of (check applicable box):

☐ lawful money of the United States; or

☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the fo1mula set forth in Section 4.4.

(3) Please issue a certificate or certificates representing Common Stock in the name of the undersigned or in such other name as is specified below:

The Common Stock shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

Stephen H. Coltrin and Gwen Coltrin

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares of Common Stock.

Coltrin & Associates

/s/ Stephen H. Coltrin
By:	Steph H. Coltrin, CEO